EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-2 Registration Statement of Imaging Technologies Corporation of our report dated October 5, 1999, which appears on Page F-1 of Form 10-K for the year ended June 30, 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Boros & Farrington APC
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BOROS & FARRINGTON APC
San Diego, California
September 22, 2000